EXHIBIT (n)

                          Consents of Independent Auditors
                 and Independent Registered Public Accounting Firm

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 333-76359 of Ameritas Life Insurance Corp. Separate Account LLVL on Form N-6 of our report dated March 28, 2008, (which report expresses an unqualified opinion in accordance with accounting practices prescribed and permitted by the Insurance Department of the State of Nebraska and includes an explanatory paragraph relating to the restatement discussed in Note 20), relating to the statutory financial statements of Ameritas Life Insurance Corp., appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Lincoln, Nebraska
April 18, 2008

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 333-76359 of Ameritas Life Insurance Corp. Separate Account LLVL on Form N-6 of our report dated March 6, 2008, relating to the financial statements and financial highlights of the subaccounts of Ameritas Life Insurance Corp. Separate Account LLVL, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.

Deloitte & Touche LLP

Lincoln, Nebraska
April 18, 2008